Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

1. This Vacant Land Purchase and Sale Contract (“Contract”) is made by and between HEMMINGSEN FARMS LLC, an Illinois limited liability company ( the “Buyer”) and Dorr Valley, L.L.C., an Illinois limited liability company and East Lake of Woodstock, L.L.C., an Illinois limited liability company (collectively “Seller) (individually “Party” and collectively “Parties”) with respect to the purchase and sale of the real estate and improvements, if any, located along Queen Anne and Bull Valley Roads in McHenry County, Illinois (“Property”).

Property P.I.N. #s as shown on Attached Exhibit B, Approximate Acreage: 346 acres.

2. Purchase Price. The Purchase price for the Property is Four Million One Hundred Thirty Six Thousand One Hundred Seventy And No/100 Dollars ($4,136,170.00) [computed at Eleven Thousand Nine Hundred Fifty-Four and 25/100 Dollars ($11,954.25) per surveyed acre] (“Purchase Price”). The final Purchase Price shall be computed when the Survey has been completed and lists the total acreage. The Purchase Price includes the following personal property: None (“Personal Property”).

3. Earnest Money: Upon Buyer’s execution of this Contract, Buyer shall deposit with Chicago Title Insurance Company, (“Escrowee”), 10 South LaSalle Street, Suite 3100, Division II, Chicago, Illinois 60603 Ms. Nancy Castro, earnest money in the amount of $50,000.00, in the form of cash (“Earnest Money”). The Earnest Money shall be returned and this Contract shall be of no force or effect if this Contract is not accepted by Seller on or before April 18, 2014.

4. Disposition of Earnest Money. In the event of default by Buyer, the Earnest Money, less expenses and commission of the listing broker, shall be paid to Seller. If Seller defaults, the Earnest Money, at the option of Buyer, shall be refunded to Buyer, but such refunding shall not release Seller from the obligations of this Contract. In the event of any default, Escrowee shall give written notice to Seller and Buyer indicating Escrowee’s intended disposition of the Earnest Money and request Seller’s and Buyer’s written consent to the Escrowee’s intended disposition of the Earnest Money within 30 days after the notice. However, Seller and Buyer acknowledge and agree that if Escrowee is a licensed real estate broker, Escrowee may not distribute the Earnest Money without the joint written direction of Seller and Buyer or their authorized agents. If Escrowee is not a licensed real estate broker, Seller and Buyer agree that if neither Party objects, in writing, to the proposed disposition of the Earnest Money within 30 days after the date of the notice, then Escrowee shall proceed to disperse the Earnest Money as previously noticed by Escrowee. If either Seller or Buyer objects to the intended disposition within the 30 day period, or if Escrowee is a licensed real estate broker and does not receive the joint written direction of Seller and Buyer authorizing distribution of the Earnest Money, then the Escrowee may deposit the Earnest Money with the Clerk of the Circuit Court by the filing of an action in the nature of an Interpleader. Escrowee may be reimbursed from the Earnest Money for all costs, including reasonable attorney’s fees, related to the filing of the Interpleader and the Parties indemnify and hold Escrowee harmless from any and all claims and demands, including the payment of reasonable attorneys’ fees, costs, and expenses arising out of those claims and demands.

5. Possession. Seller agrees to surrender possession of the Property on the Closing Date (as defined in Paragraph 6 below).

6. Closing. Buyer shall deliver the balance of the Purchase Price (less the amount of the Final Earnest money, plus or minus prorations and escrow fees, if any) to Seller and Seller shall execute and deliver the Deed (as defined below) to Buyer at “Closing”. Closing shall occur on or prior to April 30, 2014 at the offices of Escrowee in McHenry County Illinois and at a time mutually agreed upon by the Parties (Closing Date”). Seller must provide Buyer with evidence of good and merchantable title pursuant to paragraph C under “General Provisions”.

7. Deed. At closing, Seller shall execute and deliver to Buyer, or cause to be executed and delivered to Buyer, a recordable warranty deed (“Deed”) (or other appropriate deed if title is in trust or in an estate), subject only to the following, if any: covenants, conditions, and restrictions of record; all matters shown on the survey; public and utility easements; existing leases and tenancies, if any; visible private and public roads and easements therefore; building setback lines and use or occupancy restrictions; zoning laws and ordinances; acts done by or suffered through Buyer, all special governmental taxes or assessments confirmed and unconfirmed; general real estate taxes not yet due and payable at the time of Closing and that certain Settlement And Annexation Agreement Among Inland Land Appreciation Fund, L.P., Dorr Valley, L.L.C., et. al. and The Village of Bull Valley dated September 25th, 2007 (“Settlement Agreement” and collectively with all of the above exceptions, the “Title Exceptions”). At Closing, Seller shall assign to Buyer and Buyer shall accept all of the rights, duties and obligations under the Settlement Agreement.

8. Real Estate Taxes. Any unpaid general real estate taxes for the years 2013 and 2014 shall be prorated based on (i) 105% of the most recent ascertainable full year tax bill, or (ii) mutually agreed by the Parties in writing prior to execution of this Contract.

9. “AS-IS” Condition. This Contract is for the sale and purchase of the Property (including any Personal Property) in its “as-is” condition as of the Acceptance Date. The Property (including any Personal Property) has been inspected by the Buyer who acknowledges that no representations, warranties or guarantees with respect to the condition of the Property (including any Personal Property) have been made by Seller or Seller’s agents, brokers or representatives other than those set forth herein.

10. Survey. Seller shall provide Buyer and the title company, at least 3 business days prior to closing, a survey of the Property, dated after the date of this Contract, and prepared in accordance with the MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS.

11. Legal Description. The legal description of the Property is attached as Exhibit “A”.

12. General Provisions and Riders. THIS CONTRACT WILL BECOME A LEGALLY BINDING CONTRACT WHEN SIGNED BY ALL PARTIES AND DELIVERED. THIS CONTRACT INCLUDES THE GENERAL PROVISIONS ON THE LAST PAGE OF THIS CONTRACT AND THE LEGAL DESCRIPTION, ATTACHED TO AND MADE A PART OF THIS CONTRACT.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

OFFER DATE:	April 14, 2014

BUYER’S INFORMATION:

Buyer’s:	Hemmingsen Farms, L.L.C

Buyer’s Signature:

Buyer’s Name(s) (print):

Address:	3611 Berry Court

City/State/Zip:	Crystal Lake, IL 60012

Office Phone:

Email Address	lwaggoner@waggonerlawfirm.com

Fax:

The names and addresses set forth below are for informational purposes only and subject to change.

BUYER’S BROKER’S INFORMATION:

Designated Agent (print)	Joe Ludwig

Agent Identification Number:

Broker Name:	Rooster Ag

MLS #

Office Address:

City/State/Zip:

Office Phone:	630-546-8267

Cell Phone:	630-774-5887

Email:

BUYER’S ATTORNEY’S INFORMATION:

Attorney Name:	Lisa Waggoner

Firm:	The Waggoner Law Firm

Office Address:	4 N. Walkup Avenue

City/State/Zip:	Crystal Lake, IL 60014

Office Phone:	815-477-0830

Email:	lwaggoner@waggonerlawfirm.com

BUYER’S LENDER’S INFORMATION:

Mortgage Broker’s Name

Lender:

Office Address:

City/State/Zip:

Office/Fax/Cell:

ACCEPTANCE DATE:	April 16, 2014 (“ Acceptance Date”)

Dorr Valley, L.L.C., an Illinois limited liability company, and East Lake of Woodstock, L.L.C., by their sole member Inland Land Appreciation Fund II, LP, a Delaware limited partnership by Inland Real Estate Investment Corporation, a Delaware corporation, its corporate general partner

SELLER’S INFORMATION:

Sellers Signature:

Seller’s Name(s) (print):	Guadalupe Griffin, Sr. Vice President

Address:	2901 Butterfield Road

City/State/Zip:	Oak Brook, IL 60523

Office Phone:	630-218-8000

E-mail Address:	griffin@inlandgroup.com

SELLER’S BROKER’S INFORMATION

Designated Agent Name (Print):	Brian Buckingham

Agent Identification Number:

MLS #:

Broker Name:	CBRE

Office Address:	700 Commerce Dr.

City/State/Zip:	Oak Brook, IL 60523

Office Phone:	630-573-7021

Fax:

E-mail:	brianbuckingham@cbre.com

SELLER’S ATTORNEY’S INFORMATION:

Attorney Name:	H. Dan Bauer

Firm:	Inland Midwest Development Corporation

Office Address:	2901 Butterfield Road

City:	Oak Brook

State:	Illinois

Zip:	60523

Office Phone;	(630) 218-8000

Email:	dbauer@inlandgroup.com

Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

GENERAL PROVISIONS

A. Prorations. Rent, if any, general real taxes and other items shall be prorated through 11:59 PM on the day prior to the Closing Date.

B. Uniform Vendor and Purchaser Risk Act. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this Contract.

C. Title. Within 7 days after the Acceptance Date, Seller shall deliver to Buyer or his agent evidence of merchantable title in the intended grantor by delivering a current Commitment for an ALTA Title Insurance policy with extended coverage by Chicago Title Insurance Company, in the amount of the Purchase Price, subject to no other exceptions than the Title Exceptions and to general exceptions contained in the commitment. As of the date of Closing, Buyer shall assume and hold Seller harmless from any and all obligations under the Title Exceptions arising after the date of Closing and this obligation shall survive the Closing. Delay in delivery by Seller of a Commitment for Title Insurance due to delay by Buyer’s mortgagee in recording mortgage and bringing down title shall not be a default of this Contract. Every Commitment for Title Insurance furnished by Seller shall be conclusive evidence of title as shown. If evidence of title discloses other exceptions, Seller shall have 30 days after Seller’s receipt of evidence of title to cure the exceptions and notify Buyer accordingly. As to those exceptions that may be removed at Closing by payment of money, Seller may have those exceptions removed at Closing by using the proceeds of the sale.

D. Notice. All notices required by this Contract shall be in writing and shall be served upon the Parties or their attorneys at the addresses provided in this Contract. The mailing of notice by registered or certified mail, return receipt requested, shall be sufficient service when the notice is mailed. Notices may also be served by personal delivery or overnight commercial delivery service, by mail-o-gram, telegram, or by the use of a facsimile machine with proof of transmission and a copy of the notice with proof of transmission being sent by regular mail on the date of transmission. In addition, facsimile signatures shall be sufficient for purposes of executing, negotiating, and finalizing this Contract. E-mail notices shall be deemed valid and received by the addressee when delivered by e-mail and opened by the recipient, provided that a copy of the e-mail notice is also sent by regular mail to the recipient on the date of transmission.

E. Affidavit of Title. Seller shall furnish to Buyer at Closing an executed, notarized affidavit of title (“Affidavit of Title”), and any other documents as may be required by the Title Company for the issuance of any ALTA owner’s policy and/or lender’s policy, as the case may be. The Affidavit of Title shall cover the Closing Date.

F. Code Violations. Seller warrants that no notice from any city, village, or other governmental authority of a dwelling code violation that currently exists on the Property has been issued and received by Seller or Seller’s agent (“Code Violation Notice”). If a Code Violation Notice is received after the Acceptance Date and before Closing, Seller shall promptly notify Buyer of the Notice.

G. Escrow Closing. At the written request of Seller or Buyer received prior to the delivery of the deed under this Contract, this sale shall be closed through an escrow with a title insurance company, in accordance with the general provisions of the usual form of deed and money escrow agreement then furnished and in use by the title insurance company, with such special provisions inserted in the escrow agreement as may be required to conform with this Contract. Upon the creation of an escrow, payment of Purchase Price and delivery of deed shall be made through the escrow, this Contract and the Earnest Money shall be deposited in the escrow, and the Broker shall be made a party to the escrow with regard to commission due. The cost of the escrow shall be divided equally between Buyer and Seller.

H. 1031 Exchange. The Parties agree that at any time prior to the Closing Date, Buyer and/or Seller may elect to effect a simultaneous or non-simultaneous tax-deferred exchange pursuant to Section 1031, and the regulations pertaining thereto, of the Internal Revenue Code, as amended. Each party expressly agrees to cooperate with the other party in connection with any such exchange in any manner which shall not impose any additional cost or liability upon the cooperating party, including without limitation by executing any and all documents, including escrow instructions or agreements consenting to the assignment of any rights and obligations hereunder to an exchange entity, which may be necessary to carry out such an exchange; provided, however, that any election to effect such an exchange shall not delay the Closing Date.

I. RESPA. Buyer and Seller shall make all disclosures and do all things necessary to comply with the applicable provisions of the Real Estate Settlement Procedures Act of 1974, as amended.

J. Transfer Taxes. Seller shall pay the amount of any stamp tax imposed by the state and county on the transfer of title, and shall furnish a completed declaration signed by Seller or Seller’s agent in the form required by the state and county, and shall furnish any declaration signed by Seller or Seller’s agent or meet other requirements as established by any local ordinance with regard to a transfer or transaction tax. Any real estate transfer tax required by local ordinance shall be paid by the person designated in that ordinance.

K. Removal of Personal Property. Seller shall remove from the Property by the Possession Date all debris and Seller’s personal property not conveyed by Bill of Sale to Buyer.

L. Surrender. Seller agrees to surrender possession of the Property in the same condition as it is on the Acceptance Date, ordinary wear and tear excepted, subject to Paragraph B of the General Provisions of this Contract.

M. Time. Time is of the essence for purposes of this Contract.

N. Number. Wherever appropriate within this Contract, the singular includes the plural.

O. Flood Plain Insurance. In the event the Property is in a flood plain and flood insurance is required by Buyer’s lender, Buyer shall pay for that insurance.

P. Business Days and Time. Any reference in this Contract to “day” or “days” shall mean business days, not calendar days, including Monday, Tuesday, Wednesday, Thursday, and Friday, and excluding all official federal and state holidays.

Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

Q. Patriot Act. Seller and Buyer represent and warrant that they are not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by Executive Order or the United States Treasury Department as a Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation which is enforced or administered by the Office of Foreign Assets Control (“OFAC”), and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation. Each Party shall defend, indemnify, and hold harmless the other Party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty.

R. Brokers. Seller shall pay a real estate commission of 4% of the final sale price to CBRE Brian Buckingham if and only if Buyer completes the purchase of the Property. The Parties agree that other than Mr. Buckingham, no real estate broker, other than a principal of a Party, was involved in this transaction, and each of the Parties do hereby indemnify and hold the other Party harmless from any broker commission arising out of the act of the indemnifying Party.

S. Due Diligence Period. Buyer shall have a period of 14 days after the Acceptance Date to review all agreements, ordinances or other encumbrances related to the property, including the Settlement Agreement, as that term is defined herein, and to perform inspections and tests to determine if the Property is satisfactory to Buyer. Buyer is familiar with the condition of the Property, shall not permit to exist any dangerous condition on the Property during such period, shall restore the Property to the same condition as it was in prior to any inspections and/or tests and does hereby indemnify and Buyer indemnifies Seller against and holds Seller harmless from all claims, damages, losses, attorneys fees and costs and all other costs and expenses, including, without limitation, claims arising out of injury or death to person and/or damage or destruction of property, caused, created by or arising out of such inspections and/or tests and/or the acts or omissions of the parties performing such inspections or tests. Prior to any entry onto the Property, Buyer shall provide to Seller evidence satisfactory to Seller of insurance coverage covering Buyer’s above described indemnity and hold harmless obligations. Buyer’s duty to restore the Property and Buyer’s indemnity and hold harmless obligations shall survive any termination of this Contract or the Closing, with the indemnity and hold harmless obligation surviving for any claim that arises within a period of two years after Contract termination or Closing. In the event that Buyer shall determine during the Due Diligence Period that the Property is not satisfactory to Buyer and notifies Seller of its election to terminate this Contract prior to expiration of the Due Diligence Period, then this Contract shall terminate except for those provisions that specifically survive such a termination, the Earnest Money shall be returned to the Buyer, and thereafter, other than for those provisions and obligations that survive the termination, neither Seller nor Buyer shall owe the other any further duties or obligations hereunder.

Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 1:

THAT PART OF THE NORTHEAST QUARTER OF SECTION 4, THE NORTHWEST QUARTER OF SECTION 4, THE SOUTHEAST QUARTER OF SECTION 4 AND THE SOUTHWEST QUARTER OF SECTION 4 TOWNSHIP 44 NORTH, RANGE 7 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: COMMENCING AT AN IRON PIPE MONUMENTING THE NORTHEAST CORNER OF SAID NORTHEAST QUARTER OF SAID SECTION 4; THENCE SOUTH 89 DEGREES 49 MINUTES 36 SECONDS WEST ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER 346.00 FEET TO THE POINT OF BEGINNING, SAID POINT BEING ON A LINE 346.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID NORTHEAST QUARTER; THENCE SOUTH 00 DEGREES 14 MINUTES 31 SECONDS EAST ALONG SAID PARALLEL LINE 2,046.59 FEET; THENCE SOUTH 89 DEGREES 45 MINUTES 22 SECONDS WEST 146.79 FEET; THENCE SOUTH 14 DEGREES 29 MINUTES 38 SECONDS EAST 616.83 FEET; THENCE SOUTH 00 DEGREES 14 MINUTES 31 SECONDS EAST ALONG A LINE 340.93 WEST OF AND PARALLEL WITH SAID EAST LINE 646.42 FEET; THENCE NORTH 89 DEGREES 45 MINUTES 29 SECONDS EAST 1.00 FOOT TO THE WEST LINE OF THE EAST 339.93 FEET OF SAID SOUTHEAST QUARTER; THENCE SOUTH 00 DEGREES 14 MINUTES 31 SECONDS EAST ALONG SAID WEST LINE 960.55 FEET; THENCE NORTH 89 DEGREES 29 MINUTES 46 SECONDS WEST 427.01 FEET TO THE EAST LINE OF THE WEST 562.51 FEET OF THE EAST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 4; THENCE SOUTH 00 DEGREES 05 MINUTES 20 SECONDS EAST 1,115.16 FEET TO THE SOUTH LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 58 MINUTES 46 SECONDS WEST ALONG SAID SOUTH LINE 562.51 FEET TO THE WEST LINE OF THE EAST HALF OF SAID SOUTHEAST QUARTER; THENCE NORTH 00 DEGREES 05 MINUTES 20 SECONDS WEST ALONG SAID WEST LINE 1,311.12 FEET TO AN IRON ROD MONUMENTING THE SOUTHEAST CORNER OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 4; THENCE SOUTH 89 DEGREES 59 MINUTES 35 SECONDS WEST ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER 1,339.64 FEET TO AN IRON PIPE ON THE EAST LINE OF WALROSE MANOR UNIT 2 RECORDED AS DOCUMENT 355435; THENCE NORTH 00 DEGREES 23 MINUTES 30 SECONDS WEST ALONG SAID EAST LINE 8.79 FEET TO THE NORTHEAST CORNER OF LOT 13 IN SAID WALROSE MANOR UNIT 2; THENCE NORTH 89 DEGREES 59 MINUTES 30 SECONDS WEST ALONG THE NORTH LINE OF SAID WALROSE MANOR UNIT 2 A DISTANCE OF 692.52 FEET TO AN IRON ROD MONUMENTING THE NORTHWEST CORNER OF LOT 1 IN SAID WALROSE MANOR UNIT 2; THENCE SOUTH 00 DEGREES 23 MINUTES 30 SECONDS EAST ALONG THE WEST LINE OF SAID WALROSE MANOR UNIT 2 A DISTANCE OF 8.98 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 35 SECONDS WEST 618.80 FEET TO THE WEST LINE OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SAID

Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

SECTION 4; THENCE NORTH 00 DEGREES 05 MINUTES 25 SECONDS WEST ALONG SAID WEST LINE 666.46 FEET TO THE SOUTH LINE OF WALROSE MANOR UNIT 4 PER DOCUMENT 88R 029515; THENCE NORTH 89 DEGREES 59 MINUTES 38 SECONDS EAST ALONG SAID NORTH LINE 196.78 FEET TO AN IRON PIPE MONUMENTING THE SOUTHEAST CORNER OF LOT 11 IN SAID WALROSE MANOR UNIT 4; THENCE NORTH 00 DEGREES 04 MINUTES 46 SECONDS WEST ALONG THE EAST LINE OF SAID WALROSE MANOR UNIT 4 A DISTANCE OF 1,112.07 FEET TO AN IRON ROD MONUMENTING THE NORTHEAST CORNER OF LOT 18 IN SAID WALROSE MANOR UNIT 4; THENCE SOUTH 89 DEGREES 55 MINUTES 14 SECOND WEST ALONG THE NORTH LINE OF SAID WALROSE MANOR UNIT 4 A DISTANCE OF 177.61 FEET; THENCE NORTH 01 DEGREES 26 MINUTES 12 SECONDS WEST 659.97 FEET TO AN IRON PIPE MONUMENTING THE SOUTHEAST CORNER OF OUTLOT A-A IN SUBDIVISION OF OUTLOT “B”, WALROSE MANOR UNIT 1 RECORDED AS DOCUMENT 38882; THENCE NORTH 87 DEGREES 26 MINUTES 41 SECONDS EAST 675.55 FEET TO AN IRON PIPE; THENCE NORTH 00 DEGREES 09 MINUTES 19 SECONDS EAST 1,493.63 FEET TO AN IRON PIPE; THENCE SOUTH 89 DEGREES 41 MINUTES 53 SECONDS WEST 151.48 FEET TO AN IRON PIPE, SAID POINT BEING A POINT OF CURVE SAID CURVE BEING CONCAVE SOUTHERLY HAVING A RADIUS OF 210.00 FEET AND A CHORD THAT BEARS SOUTH 83 DEGREES 04 MINUTES 13 SECONDS WEST 48.48 FEET; THENCE WESTERLY ALONG SAID CURVE 48.58 FEET TO AN IRON PIPE; THENCE NORTH 00 DEGREES 09 MINUTES 19 SECONDS EAST 85.60 FEET TO AN IRON ROD ON THE NORTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 4; THENCE NORTH 89 DEGREES 41 MINUTES 53 SECONDS EAST ALONG SAID NORTH LINE 844.77 FEET TO THE NORTHEAST CORNER OF SAID NORTHWEST QUARTER; THENCE NORTH 89 DEGREES 49 MINUTES 36 SECONDS EAST ALONG THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 4 A DISTANCE OF 2,292.41 FEET TO THE POINT OF BEGINNING, ALL IN MCHENRY COUNTY, ILLINOIS.

PARCEL 2:

THAT PART OF THE NORTHEAST QUARTER OF SECTION 4, TOWNSHIP 44 NORTH, RANGE 7 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 4; THENCE SOUTH 00 DEGREES 14 MINUTES 31 SECONDS EAST ALONG THE EAST LINE OF SAID NORTHEAST QUARTER 2,091.16 FEET; THENCE SOUTH 89 DEGREES 45 MINUTES 22 SECONDS WEST 345.00 FEET TO A LINE 345.00 FEET WEST OF AND PARALLEL WITH THE EAST LINE OF SAID NORTHEAST QUARTER; THENCE NORTH 00 DEGREES 14 MINUTES 31 SECONDS WEST ALONG SAID PARALLEL LINE 2,091.59 FEET TO THE NORTH LINE OF SAID NORTHEAST QUARTER; THENCE NORTH 89 DEGREES 49 MINUTES 36 SECONDS EAST ALONG SAID NORTH LINE, 345.00 FEET TO THE POINT OF BEGINNING, ALL IN MCHENRY COUNTY, ILLINOIS.

Exhibit 10.1	VACANT LAND PURCHASE AND SALE CONTRACT

EXHIBIT B

PERMANENT INDEX NUMBERS

08-33-377-001	McHenry - Queen Anne Road Parcel 17	1.00	7.55	7.55	15.10

13-04-126-004	McHenry - Queen Anne Road Parcel 17	22.96	186.85	186.85	373.70

13-04-200-001	McHenry - Queen Anne Road Parcel 17	46.50	443.17	443.17	886.34

Total 17	McHenry - Queen Anne Road Parcel 17	70.46	637.57	637.57	1,275.14

13-04-153-012	McHenry - Queen Anne Road Parcel 18	0.26	-	-	-

13-04-176-003	McHenry - Queen Anne Road Parcel 18	32.52	289.46	289.46	578.92

13-04-326-003	McHenry - Queen Anne Road Parcel 18	37.02	418.32	418.32	836.64

Total 18	McHenry - Queen Anne Road Parcel 18	69.80	707.78	707.78	1,415.56

13-03-300-018	McHenry - Queen Anne Road Parcel 22	0.45	9.16	9.16	18.32

13-04-200-002	McHenry - Queen Anne Road Parcel 22	35.08	295.46	295.46	590.92

13-04-200-007	McHenry - Queen Anne Road Parcel 22	30.45	255.68	255.68	511.36

13-04-200-008	McHenry - Queen Anne Road Parcel 22	14.40	91.12	91.12	182.24

13-04-200-016	McHenry - Queen Anne Road Parcel 22	16.45	119.39	119.39	238.78

13-04-200-017	McHenry - Queen Anne Road Parcel 22	0.20	4.21	4.21	8.42

13-04-200-020	McHenry - Queen Anne Road Parcel 22	13.76	88.41	88.41	176.82

13-04-400-001	McHenry - Queen Anne Road Parcel 22	40.00	368.58	368.58	737.16

13-04-400-014	McHenry - Queen Anne Road Parcel 22	48.53	269.08	269.08	538.16

Total 22	McHenry - Queen Anne Road Parcel 22	199.32	1,501.09	1,501.09	3,002.18